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                                                                Exhibit 23.b






                          Independent Auditors' Consent





The Board of Directors and Shareholders
Huffy Corporation:

We consent to the incorporation by reference herein of our report dated February 1, 2002, relating to the consolidated balance sheets of Huffy Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2001, which report appears in the Annual Report on Form 10-K of Huffy Corporation for the year ended December 31, 2001, our report dated February 1, 2002 relating to the financial statement schedule for each of the years in the three year period ended December 31, 2001, which report appears in Huffy Corporation's 2001 Annual Report on Form 10-K, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG, LLP

Cincinnati, OH
July 1, 2002